As filed with the Securities and Exchange Commission on May 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACTUATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3044785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1751 River Run, Suite 400
Fort Worth, Texas 76107
(817) 887-8455

(Address of Principal Executive Offices)

Actuate Therapeutics, Inc. 2024 Stock Incentive Plan

(Full Title of the Plans)

Daniel Schmitt
President and Chief Executive Officer
1751 River Run, Suite 400
Fort Worth, Texas 76107
(817) 887-845

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Daniel Donahue, Esq.

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612
Telephone: (949) 732-6557

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS BY REFERENCE

Pursuant to General Instruction E of Form S-8, Actuate Therapeutics, Inc., a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 1,162,260 additional shares of common stock, par value $0.000001 per share (the “Common Stock”), available for issuance under the 2024 Stock Incentive Plan (the “2024 Plan”) that took effect on January 1, 2026, pursuant to the “evergreen” provisions of the 2024 Plan providing for an annual increase in the number of shares reserved for issuance under the 2024 Plan equal to the lesser of (i) five percent (5%) of the number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such lesser number of shares of Common Stock as determined by the Registrant’s Board of Directors.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s prior registration statement on Form S-8 filed with the Commission on August 14, 2024 (File No. 333-281557), except to the extent supplemented, amended or superseded by the information set forth herein.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the SEC either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Actuate Therapeutics, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (File No. 001-42139), filed with the SEC on March 26, 2026;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (File No. 001-42139), filed with the SEC on May 14, 2026;

(c)	the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from its Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 6, 2026;

(d)	the Registrant’s Current Reports on Form 8-K filed on January 12, 2026, May 6, 2026, and May 11, 2026; and

(e)	the description of the Registrant’s Common Stock contained in Exhibit 4.5 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (File No. 001-42139), filed with the SEC on March 26, 2026, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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Item 8.   Exhibits.

Exhibit Number	Exhibit Description

3.1	Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 14, 2024)

3.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 14, 2024)

4.1	Form of Common Stock Certificate of the registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on June 21, 2024)

4.2	Actuate Therapeutics, Inc. 2024 Stock Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the SEC on May 15, 2025)

5.1*	Opinion of Greenberg Traurig, LLP

23.1*	Consent of Crowe LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

107*	Filing Fee Table

________________
* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 14, 2026.

ACTUATE THERAPEUTICS, INC.

By:	/s/ Daniel M. Schmitt
Daniel M. Schmitt
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel M. Schmitt and Paul Lytle, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Position	Date

/s/ Daniel M. Schmitt	President, Chief Executive Officer and Director (principal executive officer)	May 14, 2026
Daniel M. Schmitt

/s/ Paul Lytle	Chief Financial Officer (principal financial and accounting officer)	May 14, 2026
Paul Lytle

/s/ Aaron G.L. Fletcher, Ph.D.	Director and Chairperson	May 14, 2026
Aaron G.L. Fletcher, Ph.D.

/s/ Martin H. Huber, M.D.	Director	May 14, 2026
Martin H. Huber, M.D.

/s/ Jason Keyes	Director	May 14, 2026
Jason Keyes

/s/ Amy Ronneberg	Director	May 14, 2026
Amy Ronneberg

/s/ Roger Sawhney, M.D.	Director	May 14, 2026
Roger Sawhney, M.D.

/s/ Todd Thomson	Director	May 14, 2026
Todd Thomson

/s/ Daniel Zabrowski, Ph.D.	Director	May 14, 2026
Daniel Zabrowski, Ph.D.

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